Exhibit 99.1

Tilly’s, Inc. Announces Fourth Quarter Fiscal 2012 Results; Introduces First

Quarter and Full Year 2013 Outlook

• Fourth Quarter Net Sales Increased 14.5%; Comp Store Sales Decreased 0.9%

• Fourth Quarter GAAP Net Income of $9.8 million

• Fourth Quarter Adjusted Net Income up 11% to $8.9 million

• Fiscal Year Adjusted Net Income up 19% to $23.3 million

Irvine, CA – March 20, 2013 – Tilly’s, Inc. (NYSE: TLYS) today announced financial results for the fourth quarter of fiscal 2012 ended February 2, 2013.

“I am proud of what we accomplished in fiscal 2012. In line with our long-term goals we achieved double-digit growth in net sales and, on an adjusted basis, leveraged our SG&A expenses, increased our operating margin and grew net income by 19% during the year. Despite the variability in sales trends we experienced in the second half of 2012, we maintained our strong pricing discipline and exited the year with inventory that was clean, current and well positioned for the spring season. Our business continued to generate significant cash flow and we capitalized on a strong pipeline of real estate opportunities to open a net 28 new stores during the year, further expanding the Tilly’s concept into 20 new markets and augmenting a key driver of future growth,” commented Daniel Griesemer, President and Chief Executive Officer. “As we begin fiscal 2013, we are confident in the fundamentals of our business and in our ability to deliver on the opportunities we see to expand the Tilly’s brand for sustainable, long-term, quality growth.”

For the fourth quarter ended February 2, 2013:

•	Total net sales for the fourth quarter were $140.8 million, an increase of 14.5% compared to the fourth quarter of 2011.

•

Comparable store sales for the thirteen-week period, which include e-commerce sales, decreased 0.9%. E-commerce sales for the thirteen-week period were $19.3 million, an increase of 20% compared to the fourth quarter of 2011.

•	Gross profit increased 13.2% to $46.8 million. Gross margin was 33.3%, compared to 33.6% in the fourth quarter of 2011.

•	Operating income on a GAAP basis was $14.8 million compared to $14.1 million in the fourth quarter of 2011. Operating margin was 10.5%, compared to 11.4% in the fourth quarter of 2011.

•

On a GAAP basis, net income was $9.8 million, or $0.35 per diluted share, based on a weighted average diluted share count of 28.0 million shares. This compares to net income of $13.9 million, or $0.67 per diluted share, based on 20.5 million weighted average diluted shares in the fourth quarter of 2011.

•

Adjusted net income for the quarter increased 10.8% to $8.9 million, or $0.32 per diluted share, compared to adjusted net income of $8.0 million, or $0.39 per diluted share in the fourth quarter of 2011. These results adjust GAAP net income to assume an expected long-term effective tax rate of 40% for both this year and last year periods, and add back a charge for on-

going non-cash compensation expense for stock options of $0.7 million, before tax, to the fourth quarter of 2011, which equals the charge for on-going non-cash compensation expense in the fourth quarter of 2012.

•	At the conclusion of this press release is a reconciliation of non-GAAP results to GAAP results.

For the fiscal year ended February 2, 2013:

•	Total net sales for the fiscal year were $467.3 million, an increase of 16.6% compared to the prior year.

•

Comparable store sales for the fifty-two week period, which include e-commerce sales, increased 2.2%. E-commerce sales for the fifty-two week period were $53.0 million, an increase of 21% compared to the prior year.

•	Gross profit increased 16.3% to $150.2 million. Gross margin was 32.1%, compared to 32.2% in the prior year.

•

Operating income on a GAAP basis was $31.4 million including a one-time, non-cash charge to SG&A expense of $7.6 million, before tax, to recognize life to date compensation expense for stock options, which was triggered by the completion of the Company’s initial public offering in the second quarter of 2012.

•

On a GAAP basis, net income was $23.9 million, or $0.92 per diluted share, based on a weighted average diluted share count of 26.1 million shares. GAAP net income includes the one-time non-cash compensation charge for stock options of $7.6 million to SG&A as well as a one-time net tax provision benefit of $3.0 million, both triggered at the initial public offering effective date in the second quarter of 2012. This compares to prior year net income of $34.3 million, or $1.68 per diluted share, based on 20.5 million weighted average diluted shares in the prior year.

•

Adjusted net income increased 18.7% to $23.3 million, or $0.90 per diluted share, compared to adjusted net income of $19.7 million, or $0.96 per diluted share, in the prior year period. These results adjust GAAP net income for the one-time, non-cash compensation charge to SG&A incurred in the second quarter of 2012, assume an expected long-term effective tax rate of 40% for both this year and last year periods, and add back a charge for on-going non-cash compensation expense for stock options of $2.0 million, before tax, for the second, third and fourth quarters of 2011, which equals the charge for on-going non-cash compensation expense in the second, third and fourth quarters of 2012.

•	At the conclusion of this press release is a reconciliation of non-GAAP results to GAAP results.

Tilly’s follows the retail 4-5-4 reporting calendar, which included an extra week in the fourth quarter of fiscal 2012 (the 53rd week). In the 53rd week, the Company had pre-tax income of approximately $0.6 million. The 53rd week is not included in the comparable store sales percentage.

Balance Sheet and Liquidity

As of February 2, 2013, the Company had $57.2 million of cash and marketable securities compared to $25.1 million as of January 28, 2012. The Company ended the quarter with no borrowings and no debt outstanding on its revolving credit facility.

First Quarter 2013 Outlook

Although traffic and sales were soft in the first few weeks of the quarter, trends have shown solid improvement in March. Given this variability we believe it prudent to remain cautious and therefore expect comparable store sales to decline in the low- to mid-single digit range compared to a 4.3% comparable store sales increase in the first quarter of 2012. Using the anticipated effective tax rate of 40%, net income for the first quarter is expected to be in the range of $1.1 million to $2.0 million, or $0.04 to $0.07 per diluted share, and assumes a weighted average diluted share count of 28.2 million shares, compared to 20.5 million weighted average diluted shares in the first quarter of last year.

First quarter 2012 adjusted net income was $3.2 million, which includes ongoing stock-based compensation expense and a 40% effective tax rate to make that quarter, operating as an S-corporation, comparable to operating in 2013 as a C-corporation. (See reconciliation of non-GAAP results to GAAP results at the end of this release.)

Fiscal Year 2013 Outlook

Given continued economic uncertainty, the Company is projecting comparable store sales growth in the low-single digit range for fiscal 2013, on a 52-week vs. 52-week basis. Using an anticipated full year effective tax rate of 40%, net income for fiscal year 2013 is expected to be in the range of $21.5 million to $23.0 million, or $0.75 to $0.81 per diluted share, and assumes a weighted average diluted share count of 28.4 million shares, compared to 26.1 million weighted average diluted shares for the full year 2012.

Full year 2012 adjusted net income was $22.9 million, which includes four quarters of ongoing stock-based compensation expense totaling $2.7 million and a 40% effective tax rate for the entire year, and excludes a one-time charge to recognize life-to-date stock-based compensation that was recorded in the second quarter of 2012 and a one-time tax benefit resulting from the conversion of deferred tax assets to the higher C-corporation value of those assets. (See reconciliation of non-GAAP results to GAAP results at the end of this release.)

Conference Call Information

A conference call to discuss the financial results is scheduled for today, March 20, 2013, at 5:30 p.m. ET (2:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (888) 395-3227 at 5:25 p.m. ET (2:25 p.m. PT). The conference call will also be available to interested parties through a live webcast at www.tillys.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software.

A telephone replay of the call will be available until April 3, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference identification number: 1954786. Please note participants must enter the conference identification number in order to access the replay.

About Tilly’s

Tilly’s is a fast-growing destination specialty retailer of West Coast inspired apparel, footwear and accessories with an extensive assortment of the most relevant and sought-after brands rooted in action sports, music, art and fashion. Tilly’s is headquartered in Southern California and, as of February 2, 2013, operated 168 stores and through its website, www.tillys.com.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides non-GAAP “adjusted selling, general and administrative expenses”, “adjusted operating income”, “adjusted income before income taxes”, “adjusted income tax provision”, “adjusted net income”, “adjusted basic earnings per share” and “adjusted diluted earnings per share”. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with transparency by helping illustrate the financial results: (i) as if the Company had been a publicly traded “C” Corporation during the relevant time periods, in order to provide a better comparison of past periods to current periods as a “C” Corporation; and (ii) to exclude items that may not be indicative of, or are unrelated to, the Company’s core operating results, providing a better baseline for analyzing trends in the underlying business.

For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled “Supplemental Information—Consolidated Statements of Income; Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” contained in this press release.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by our representatives are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our guidance, future financial and operating results and any other statements about our future expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to respond to changing customer preferences, execute our growth strategy, expand into new markets, effectively compete with other retailers, enhance our brand image and other factors that are detailed in our Registration Statement on Form S-1 (File No. 333-175299), including those detailed in the section titled “Risk Factors” contained that registration statement, which is available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our registration statement and our Forms 10-Q.

Tilly’s, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	February 2, 2013	January 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$17,314	$25,091
Marketable securities	39,868	—
Receivables	5,934	6,605
Merchandise inventories	46,595	36,531
Prepaid expenses and other current assets	11,387	5,616

Total current assets	121,098	73,843
Property and equipment, net	80,926	64,077
Other assets	3,357	2,899

Total assets	$205,381	$140,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,261	$16,830
Deferred revenue	5,453	4,865
Accrued compensation and benefits	6,094	7,536
Accrued expenses	12,132	12,935
Current portion of deferred rent	4,555	3,335
Current portion of capital lease obligation/Related party	712	669

Total current liabilities	47,207	46,170
Long-term portion of deferred rent	37,620	30,256
Long-term portion of capital lease obligation/Related party	3,258	3,969

Total long-term liabilities	40,878	34,225

Total liabilities	88,085	80,395
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; February 2, 2013—no shares authorized, issued or outstanding; January 28, 2012—21,600 shares authorized, 20,000 shares issued and outstanding	—	20
Common stock (Class A), $0.001 par value; February 2, 2013—100,000 shares authorized, 10,772 shares issued and outstanding; January 28, 2012—100,000 shares authorized, 1 shares issued and outstanding	11	—
Common stock (Class B), $0.001 par value; February 2, 2013—35,000 shares authorized, 16,920 shares issued and outstanding; January 28, 2012—35,000 shares authorized, no shares issued or outstanding	17	—
Preferred stock, $0.001 par value; February 2, 2013 and January 28, 2012—10,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	117,391	150
Retained earnings (deficit)	(140)	60,254
Accumulated other comprehensive income	17	—

Total stockholders’ equity	117,296	60,424

Total liabilities and stockholders’ equity	$205,381	$140,819

Tilly’s, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	14 Weeks Ended February 2, 2013	13 Weeks Ended January 28, 2012	53 Weeks Ended February 2, 2013	52 Weeks Ended January 28, 2012
Net sales	$140,771	$122,929	$467,291	$400,624
Cost of goods sold (includes buying, distribution, and occupancy costs)	93,946	81,572	317,096	271,482

Gross profit	46,825	41,357	150,195	129,142
Selling, general and administrative expenses	32,011	27,302	118,805	94,217

Operating income	14,814	14,055	31,390	34,925
Interest expense, net	46	46	91	196

Income before income taxes	14,768	14,009	31,299	34,729
Income tax expense	4,927	153	7,406	389

Net income	$9,841	$13,856	$23,893	$34,340

Basic earnings per share	$0.36	$0.69	$0.93	$1.72
Diluted earnings per share	$0.35	$0.67	$0.92	$1.68
Weighted average basic shares outstanding	27,686	20,000	25,656	20,000
Weighted average diluted shares outstanding	28,033	20,532	26,076	20,500

Tilly’s, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Fiscal Year Ended
	February 2, 2013	January 28, 2012	January 29, 2011
Cash flows from operating activities
Net income	$23,893	$34,340	$24,416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,679	15,129	14,292
Loss on disposal of assets	111	232	224
Impairment of assets	—	554	1,985
Loss on sales of marketable securities	28	—	—
Deferred income taxes	6,689	—	—
Stock-based compensation expense	9,570	—	—
Excess tax benefit from stock-based compensation	(95)	—	—
Changes in operating assets and liabilities:
Receivables	21	(2,304)	(2,153)
Merchandise inventories	(9,927)	(3,028)	(9,621)
Prepaid expenses and other assets	(12,930)	(2,868)	(1,356)
Accounts payable	1,431	2,113	4,059
Accrued expenses	(1,470)	155	5,327
Accrued compensation and benefits	(1,442)	3,362	958
Deferred rent	8,584	4,159	3,085
Deferred revenue	588	740	486

Net cash provided by operating activities	41,730	52,584	41,702

Cash flows from investing activities
Purchase of property and equipment	(33,298)	(20,223)	(15,674)
Proceeds from sale of property and equipment	17	28	41
Insurance proceeds from casualty loss	822	—	375
Purchases of marketable securities	(75,377)	—	—
Sales of marketable securities	35,510	—	—

Net cash used in investing activities	(72,326)	(20,195)	(15,258)

Cash flows from financing activities
Payment of capital lease obligation	(668)	(628)	(591)
Net proceeds from initial public offering	106,789	—	—
Proceeds from exercise of stock options	890	—	—
Excess tax benefit from stock-based compensation	95	—	—
Distributions	(84,287)	(36,008)	(22,220)

Net cash provided by (used in) financing activities	22,819	(36,636)	(22,811)

Change in cash and cash equivalents	(7,777)	(4,247)	3,633
Cash and cash equivalents, beginning of period	25,091	29,338	25,705

Cash and cash equivalents, end of period	$17,314	$25,091	$29,338

Tilly’s, Inc.

Supplemental Information—Consolidated Statements of Income

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

The tables below reconcile the non-GAAP financial measures of adjusted selling, general and administrative expenses (“SG&A”), adjusted operating income, adjusted income before income taxes,

adjusted income tax provision, adjusted net income, and adjusted basic and diluted earnings per share,

with the most directly comparable GAAP financial measures of actual SG&A, actual operating income,

actual income before income taxes, actual income tax provision, actual net income, and actual basic and diluted earnings per share.

		Q4 2012 - 14 weeks (quarter ended February 2, 2013)			Q4 2011 - 13 weeks (quarter ended January 28, 2012)
		Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses	(1)	32,011	—	32,011	27,302	677	27,979
Operating income		14,814	—	14,814	14,055	(677)	13,378
Income before income taxes		14,768	—	14,768	14,009	(677)	13,332
Income tax provision	(2)	4,927	980	5,907	153	5,180	5,333
Net income		$9,841	($980)	8,861	13,856	(5,857)	7,999
Basic earnings per share		$0.36	($0.04)	$0.32	$0.69	($0.29)	$0.40
Diluted earnings per share		$0.35	($0.03)	$0.32	$0.67	($0.28)	$0.39

Notes:

(1)	2012 GAAP SG&A includes a charge for stock-based compensation expense for the quarter; 2011 adjustment reflects a charge for stock-based compensation expense equal to the charge in the 2012 quarter. The result of this adjustment to 2011 is to reflect a similar on-going stock-based compensation expense as if the Company had recognized stock-based compensation expense in both years’ fourth quarters.
(2)	Tax provision adjusted to the expected long-term effective tax rate of 40% for both years; GAAP provision rate in 2012 was impacted by the conversion in the second quarter of 2012 from an “S” Corporation to a “C” Corporation and the 2011 GAAP tax rate reflected an “S” Corporation rate.

		Fiscal Year 2012 - 53 weeks (twelve months ended February 2, 2013)			Fiscal Year 2011 - 52 weeks (twelve months ended January 28, 2012)
		Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses	(1)	118,805	(7,615)	111,190	94,217	1,955	96,172
Operating income		31,390	7,615	39,005	34,925	(1,955)	32,970
Income before income taxes		31,299	7,615	38,914	34,729	(1,955)	32,774
Income tax provision	(2)	7,406	8,160	15,566	389	12,721	13,110
Net income		23,893	(545)	23,348	34,340	(14,676)	19,664
Basic earnings per share		$0.93	($0.02)	$0.91	$1.72	($0.74)	$0.98
Diluted earnings per share		$0.92	($0.02)	$0.90	$1.68	($0.72)	$0.96

Notes:

(1)	2012 GAAP SG&A adjustment excludes a charge for life-to-date stock-based compensation expense covering periods up to the May 2012 IPO date; 2011 adjustment reflects the add-back of stock-based compensation expense starting in Q2 consistent with the ongoing expense starting in Q2 of 2012. The result of these adjustments to both 2012 and 2011 is to reflect a similar ongoing stock-based compensation expense as if the Company had recognized only ongoing stock-based compensation expense starting in both years’ second quarters.
(2)	Tax provision adjusted to the expected long-term effective tax rate of 40% for both years; the GAAP tax provision rate in 2012 was impacted by the conversion in the second quarter of 2012 from an “S” Corporation to a “C” Corporation while the 2011 GAAP tax provision rate reflected an “S” Corporation rate.

Supplemental Information—Consolidated Statements of Income

Reconciliation of Prior Year Non-GAAP Financial Measures to GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

		Q1 2012 (Prior Year) (quarter ended April 28, 2012)			Full Year 2012 (Prior Year) (year ended February 2, 2013)
		Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted
Selling, general and administrative expenses	(1)	24,392	700	25,092	118,805	(6,915)	111,890
Operating income		6,026	(700)	5,326	31,390	6,915	38,305
Income before income taxes		5,982	(700)	5,282	31,299	6,915	38,214
Income tax provision	(2)	68	2,045	2,113	7,406	7,880	15,286

Net income		5,914	(2,745)	3,169	23,893	(965)	22,928
Basic earnings per share		$0.30	($0.14)	$0.16	$0.93	($0.04)	$0.89
Diluted earnings per share		$0.29	($0.14)	$0.15	$0.92	($0.04)	$0.88

Notes:

(1)	Adjustment to prior year’s first quarter SG&A expenses reflects adding a charge for on-going stock-based compensation expense similar to the charge in the other three quarters of the year. These on-going charges commenced following the Company’s IPO at the beginning of the second quarter. Adjustment to full year SG&A expenses reflects the exclusion of $7.615 million for life-to-date stock-based compensation expense charged in May 2012 for all prior periods up to the May 2012 IPO date, adding in the $0.7 million adjustment for the first quarter.
(2)	Tax provision adjusted to the expected long-term effective tax rate of 40% for both the first quarter and full year. The GAAP tax provision rate in 2012 reflected the Company being taxed as an “S” corporation until the beginning of the second quarter, and a full year which reflected a partial year taxed as an “S” Corporation and a partial year taxed as a “C” Corporation.

Tilly’s, Inc.

Store Count and Square Footage

	Stores Open at Beg of Qtr	Stores Opened During Qtr	Stores Closed During Qtr	Store Remodels- Closed	Store Remodels- Reopened	Stores Open at End of Qtr	Total Gross Square Footage End of Qtr (in thousands)
2011 Q1	125	1	0	0	0	126	977
2011 Q2	126	6	1	0	0	131	1,015
2011 Q3	131	4	0	1	0	134	1,044
2011 Q4	134	5	0	0	1	140	1,094

2012 Q1	140	5	0	0	0	145	1,134
2012 Q2	145	10	0	0	0	155	1,215
2012 Q3	155	7	1	0	0	161	1,272
2012 Q4	161	7	0	0	0	168	1,319

Investor Relations Contact:

ICR, Inc.

Anne Rakunas/Joseph Teklits

310-954-1113

anne.rakunas@icrinc.com